THE HARTFORD

EXCESS SAVINGS PLAN IA

(Including Amendments Effective Through May 2013)

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THE HARTFORD EXCESS SAVINGS PLAN IA
(As amended effective May 28, 2013)

ARTICLE I
PURPOSE

1.1
Purpose. The purpose of the Plan is to provide a means of restoring the contributions lost by certain Members under the Qualified Plan due to the application of the limitation imposed by Code Section 401(a)(17) (which limits the amount of an employee's compensation that may be taken into account annually under a qualified plan), and, prior to January 1, 2013, Code Section 402(g)(1) (which limits the amount of compensation an employee may defer annually under a qualified plan), and Code Section 415 (which limits the amount of contributions that may be made annually under a qualified plan on behalf of a particular employee). The Plan is intended to constitute an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms by the Qualified Plan.

Effective January 1, 2009, the Plan, including all amendments adopted prior thereto, was amended and restated in the form of this document, in order to comply with final regulations issued under Section 409A of the Internal Revenue Code. The Plan is intended to comply with Section 409A of the Code, and no action taken by the Company shall be construed in a manner that would result in the imposition of an additional tax on participants under Section 409A of the Code. The Plan has been administered in good faith compliance with Section 409A of the Code and the guidance issued thereunder from January 1, 2005 through December 31, 2008.

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ARTICLE II
DEFINITIONS

The following terms when capitalized herein shall have the meanings assigned below.

“Accounts” means, collectively, a Participant's Participant Contribution Account, Excess Matching Company Contribution Account, and Excess Non-Elective Company Contribution Account.

“Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Beneficiary” means, unless a Participant elects otherwise, the individual(s) designated to receive benefits under the Qualified Plan after the death of a Member (if any). A Participant may designate a different Beneficiary for the Plan, and may change that Beneficiary election at any time, subject to a spouse’s written, notarized consent if married. A Participant may also name an estate or a trust as Beneficiary. If (A) no Beneficiary designation is in effect at the time of the Participant's death, (B) no designated Beneficiary survives the Participant, or (C) any Beneficiary designation made by the Participant conflicts with applicable law, such amount shall be paid to the Participant's spouse, if any, or, if no surviving spouse, his or her estate as soon as practicable following the date of his or her death.

“Change of Control” has the meaning assigned by the Incentive Stock Plan as in effect on January 1, 2009.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Hartford Fire.

“Effective Date” means December 19, 1995.

“Eligible Compensation” means, on or after January 1, 2013, compensation recognized under the Qualified Plan without regard to the Statutory Compensation Limit, but excluding annual bonuses that are not “performance-based” as defined under Section 409A of the Code and the regulations and guidance promulgated thereunder. Effective as of January 1, 2013, “Eligible Compensation” shall not include compensation in excess of one million dollars ($1,000,000). Prior to January 1, 2013, “Eligible Compensation” shall not be subject to the $1 million ($1,000,000) limit and shall have the meaning assigned by the Qualified Plan, except that (A) any reduction in compensation required under the Qualified Plan due to the application of Code Section 401(a)(17) shall be disregarded, and (B) any reduction required under the Qualified Plan due to an election to make Participant Contributions under this Plan shall be disregarded.

“Eligible Member” means a Member who is eligible to participate in the Plan as provided in Article III hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

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“Excess Floor Company Contribution” means the contribution credited on behalf of a Participant prior to January 1, 2013 under Section 5.3(A) hereof.

“Excess Matching Company Contribution” means the contribution credited on behalf of a Participant under Section 5.4 hereof.

“Excess Matching Company Contribution Account” means the account maintained for a Participant to record Excess Matching Company Contributions and the hypothetical earnings thereon.

“Excess Non-Elective Company Contribution” means the contribution credited on behalf of a Participant made during the 2013 Plan Year under Section 5.3(B) hereof.
“Excess Non-Elective Company Contribution Account”, formerly known as the “Excess Floor Company Contribution Account”, means the account maintained for a Participant to record Excess Non-Elective Company Contributions made during the 2013 Plan Year and, prior to January 1, 2013, Excess Floor Company Contributions, if any, and the hypothetical earnings thereon.
“Excess Plan Committee” means the committee established by the Board of Directors of The Hartford to handle funding and other related matters associated with certain nonqualified benefit plans, including the Plan.

“Formula Price” means the highest of the following: (i) the highest composite daily closing price of The Hartford stock during the 60 calendar day period preceding the date of the Change of Control, (ii) the highest gross price paid for such stock during the foregoing period, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission, or (iii) the highest gross price paid or to be paid for such stock (whether by exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions constituting a Change of Control.

“Hartford Fire” has the meaning assigned by the Qualified Plan. Hartford Fire is the sponsor of the Plan.

“Hypothetical Investment Fund” means a mutual fund or other investment vehicle or measure or index of investment performance selected by the Investment and Savings Plan Investment Committee to determine the hypothetical investment experience of Participant Accounts pursuant to Article IV.

“Incentive Stock Plan” means The Hartford 2005 Incentive Stock Plan, as it may be amended from time to time.

“Investment and Savings Plan Investment Committee” means the committee established by the Board of Directors of Hartford Fire to handle investment matters associated with the Qualified Plan and certain nonqualified benefit plans, including the Plan.

“Member” means an individual who qualifies as a Member as defined in the Qualified Plan.

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“Participant” means an Eligible Member who has elected to participate in the Plan pursuant to Article III hereof, and who has not become an ineligible Member or received a distribution of all amounts credited to his or her Accounts under the Plan.

“Participant Contributions” means the amount of Eligible Compensation a Member has elected to defer in accordance with a Participant Contribution Election Form.

“Participant Contribution Account” means the account maintained for a Participant to record the Participant Contributions and the hypothetical gains and /or losses credited thereon under Article V.

“Participant Contribution Election Form” shall mean the form (in paper, electronic or other format) or other authorization for Participant Contributions filed by a Participant in accordance with Article III.

“Pension Administration Committee” has the meaning assigned by the Qualified Plan.

“Plan” means this plan - The Hartford Excess Savings Plan IA.

“Plan Administrator” has the meaning assigned to the term “Plan Administrator” by the Qualified Plan.

“Plan Year” has the meaning assigned by the Qualified Plan.

“Qualified Plan” means The Hartford Investment and Savings Plan, as it may be amended from time to time.

“Statutory Compensation Limit” means the limit set forth in Code Section 401(a)(17).

“Statutory Limits” means, collectively, the limits set forth in Code Sections 401(a)(17), 402(g)(1), and 415(c).

“The Hartford” has the meaning assigned by the Qualified Plan.

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ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1 Eligibility of Members. A Member who qualifies as an Eligible Member pursuant to this Section shall be eligible to participate in the Plan in accordance with Section 3.2.

(A) Eligible Member Defined. A Member, other than a Member of a group that the Plan Administrator has determined is ineligible to participate in the Plan, (i) whose compensation recognized under the Qualified Plan for the next succeeding Plan Year is projected to exceed the Statutory Compensation Limit and (ii) who is notified, in accordance with Section 3.2(A), that he or she is eligible to participate in the Plan, shall be deemed to be an Eligible Member in this Plan as of the first day of the next succeeding Plan Year.

(B) Rehired Members. An Eligible Member whose employment with the Company terminates shall again become an Eligible Member only upon completing, subsequent to the date of rehire, the requirements for eligibility set forth in this Section, unless otherwise determined in the sole discretion of the Plan Administrator.

(C) Members Deemed Ineligible for Participation.

(i) Receipt of Hardship Withdrawal under the Qualified Plan. If a Member receives a hardship withdrawal under the Qualified Plan, and such Member ceases certain savings for a period of not less than 6 months pursuant to the Qualified Plan, such Member shall be deemed an ineligible Member for such 6 month period. Such Member shall no longer be deemed an ineligible Member as of the first day of the Plan Year following the end of such 6 month period.

(ii) Partial Ineligibility of Certain Members. A Member shall be deemed an ineligible Member solely with respect to Excess Matching Company Contributions, Excess Floor Company Contributions, or Excess Non-Elective Company Contributions to the extent such Contributions otherwise creditable on behalf of such Member hereunder are credited instead under The Hartford Deferred Compensation Plan.

3.2 Participation.

(A) Notice of Eligibility to Participate. The Plan Administrator shall notify a Member of his or her eligiblity to participate in the Plan. Receipt of Notice from the Plan Administrator pursuant to this Section 3.2(A) shall be a condition to participation in the Plan.

(B) Election to Participate. After an Eligible Member receives notice from the Plan Administrator pursuant to Section 3.2(A), such Eligible Member may elect to participate in the Plan by filing a properly completed Participant Contribution Election Form, or such other authorization or information as the Plan Administrator may require, with the

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party and by the date designated by the Plan Administrator. With respect to years prior to 2013, such Participant Contribution Election Form shall authorize automatic Participant Contributions (by payroll deduction) from a Participant's Eligible Compensation for a calendar year in any whole percentage, up to a maximum of 6%, for each pay period beginning after the earlier of when (i) the Eligible Member’s elected level of combined before-tax and Roth 401(k) contributions under the Qualified Plan reaches the Code Section 402(g) annual deferral limit applicable to the calendar year (determined as of the December 31 prior to the start of the Plan Year, based on the Participant’s elected level of such Qualified Plan contributions for the applicable Plan Year), or (ii) the Eligible Member’s year-to-date Eligible Compensation exceeds the Statutory Compensation Limit for the applicable calendar year. With respect to years after 2012, such Participant Contribution Election Form shall authorize automatic Participant Contributions (by payroll deduction) from a Participant's Eligible Compensation for a calendar year in any whole percentage, up to a maximum of 6%, for each pay period beginning when the Eligible Member’s year-to-date Eligible Compensation exceeds the Statutory Compensation Limit for the applicable calendar year. Once commenced, such deductions shall continue each calendar year until the Participant changes the amount of such Participant Contributions pursuant to this Section 3.2. Such election shall be irrevocable as of the latest date that an election is permitted under Section 409A of the Code and the regulations and guidance promulgated thereunder. Without limiting the generality of the foregoing, and except as otherwise permitted under Section 409A of the Code and the regulations and guidance promulgated thereunder, an election with respect to the deferral of Eligible Compensation, other than “performance-based compensation” within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder, shall be irrevocable no later than the last day of the calendar year immediately preceding the calendar year in which the services related to such Eligible Compensation are performed, and an election with respect to the deferral of “performance-based compensation” within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder shall be irrevocable no later than the date that is six months before the end of the applicable performance period.

(i) Amount of Participant Contributions. The Participant Contributions authorized by a Participant shall be in whole percentages of Eligible Compensation (subject to the limitations set forth above) for each pay period, in effect on the date the payroll deductions to which the Participant Contribution Election Form relates.

(ii) Changes in Participant Contributions. Subject to Section 3.2(B)(i) hereof, a Participant may elect to increase or decrease the amount of Participant Contributions previously authorized by filing a properly completed change form, or such other authorization as the Plan Administrator may require, with the party and by the date designated by the Plan Administrator. Such change shall be made in whole percentages of Eligible Compensation. A change in election to defer Eligible Compensation, other than “performance-based compensation” within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder, shall be effective with respect to Eligible Compensation related to services performed on or after the first day of the Plan Year following receipt of the change form by the designated party. A change in election to defer "performance -

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based compensation" (within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder) related to services performed during the year in which such change is made, must be made by and shall be effective on the date that is no later than six months before the end of the applicable performance period (which will generally be June 30). A change in election to defer performance-based compensation shall not be effective if such election is made on a date that is later than six months before the end of the performance period to which such performance-based compensation relates. A Participant cannot elect during the Plan Year to increase or decrease the amount of Participant Contributions for that year; in addition, no changes during the Plan Year to the Participant’s contribution elections under the Qualified Plan shall have any effect on the amount of the Participant’s Participant Contributions under this Plan.

(C) Establishment of Participant Accounts. With respect to each Participant, the Company shall maintain on its books a Participant Contribution Account, Excess Matching Company Contribution Account, and Excess Non-Elective Company Contribution Account. Amounts shall be credited to or debited from such Accounts as provided in Article V hereof. The Plan Administrator shall cause records indicating the value of each Participant's Accounts to be maintained. Such value shall be established at the same time as account values are established under the Qualified Plan, and shall be reported to the Participant from time to time as determined appropriate by the Plan Administrator.

(D) Termination of Participation. The participation of a Participant in the Plan shall terminate on the earlier of (i) the date that all amounts credited to the Participant's
Accounts have been distributed pursuant to the Plan, or (ii) such other date as may be designated by the Plan Administrator or the Pension Administration Committee consistent with Section 409A of the Code and the regulations and guidance promulgated thereunder.

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    ARTICLE IV
HYPOTHETICAL INVESTMENT FUND INVESTMENT ALLOCATIONS

4.1 Selection of Hypothetical Investment Funds. The Investment and Savings Plan Investment Committee shall select one or more Hypothetical Investment Funds to which a Participant may elect pursuant to the Plan to allocate all or a portion of amounts then and thereafter credited to the Participant. Unless otherwise provided by the Investment and Savings Plan Investment Committee, such Hypothetical Investment Funds shall correspond to those offered for investment under the Qualified Plan from time to time. To the extent provided herein, such Hypothetical Investment Funds shall be used to measure the hypothetical investment experience of the portion of a Participant's Account that the Participant properly elects to have allocated thereto. The Investment and Savings Plan Investment Committee may change the selection of Hypothetical Investment Funds from time to time in its sole discretion. The selection of any such Hypothetical Investment Funds shall not require the Company to invest or earmark any of its assets in any specific manner.

4.2 No Actual Investment. Notwithstanding anything herein to the contrary, no Participant Contributions, Excess Matching Company Contributions, Excess Floor Company Contributions, or Excess Non-Elective Company Contributions hereunder, and no amounts credited to a Participant's Accounts pursuant to the Plan, shall be set aside or invested in any actual fund on behalf of the Participant, provided, however, that nothing in the Plan shall be construed to preclude the Company from directly or indirectly making investments for its own account in any actual investment vehicle corresponding to the Hypothetical Investment Funds (or otherwise) in order to assist the Company in meeting its obligations hereunder, or for any other reason whatsoever. No Participant or any other person or entity shall have by reason of the Plan any right to or in any such investment made by the Company.

4.3 Hypothetical Investment Fund Allocation for Accounts.

(A) Hypothetical Investment Fund Allocation Election. To the extent permitted by the Plan Administrator, a Participant may elect to have the amount then and thereafter credited to his or her Accounts allocated in multiples of one percent (1%) among one or more of the Hypothetical Investment Funds. Such election shall be made by filing a properly completed election form (or such other authorization as the Plan Administrator may require) with the party and by the date designated by the Plan Administrator. Such election shall result in the investment experience of an elected Hypothetical Investment Fund being used to measure the hypothetical investment experience of the particular portion of the Participant's Account allocated to that Hypothetical Investment Fund as provided herein.

(B) Change in Hypothetical Investment Fund Allocation Election. To the extent permitted by the Plan Administrator, a Participant may change the Hypothetical Investment Fund allocation previously elected by filing a properly completed change form (or such other authorization as the Plan Administrator may require) with the party and by the date designated by the Plan Administrator. Such change shall be effective following receipt of the timely filed change form by the designated party as of such date

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as may be designated by the Plan administrator, and shall apply to all amounts then and thereafter credited to the Participant's Account.

(C) Failure to Make Proper Hypothetical Investment Fund Allocation Election. In the event that a Participant does not make a proper election with respect to Participant Contributions, Excess Matching Company Contributions, Excess Floor Company Contributions, or Excess Non-Elective Company Contributions pursuant to this Article IV, such Participant shall be deemed to have elected to have the entire amount (as to which no proper election is made) then and thereafter credited to his or her Participant Contribution Account, Excess Matching Company Contribution Account, or Excess Non-Elective Company Contribution Account, as the case may be, allocated to the Hypothetical Investment Fund that the Plan Administrator determines in its sole discretion generally to have the least risk of loss of principal. Effective September 1, 2006, in the event that a Participant does not make a proper Hypothetical Investment Fund allocation election with respect to any amounts credited pursuant to the Plan, such Participant shall be deemed to have elected to have the entire amount (as to which no proper election is made) then and thereafter credited to the Participant allocated to the Hypothetical Investment Fund corresponding to the applicable Default Vanguard Target Retirement Fund set forth in the Qualified Plan.

(D) Limitations on Hypothetical Investment Fund Allocation. The Plan Administrator may establish such limits on the Hypothetical Investment Fund allocations of a Participant as it may deem appropriate in its sole discretion. In the event that an investment fund under the Qualified Plan is eliminated, the Plan Administrator may provide that amounts allocated to the Hypothetical Investment Fund corresponding to the investment fund eliminated under the Qualified Plan, be reallocated to other Hypothetical Investment Funds in a manner comparable to the manner in which assets of the eliminated investment fund are reallocated under the Qualified Plan.

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ARTICLE V
CREDITING AND DEBITING OF PARTICIPANT ACCOUNTS

5.1 Crediting and/or Debiting of Amounts to Participant Accounts. The amount of a Participant's Participant Contributions, Excess Matching Company Contributions, Excess Floor Company Contributions or Excess Non-Elective Company Contributions identified in this Article V shall be credited to the appropriate Accounts of the Participant during the Plan Year. Such amounts shall be so credited at the same time as such amounts would have been credited under the Qualified Plan in the absence of the Statutory Limits, had such contribution been made to the Qualified Plan.

5.2 Crediting of Participant Contributions. The amount of Participant Contributions credited to a Participant's Participant Contribution Account for a particular Plan Year shall be equal to the percentage of Eligible Compensation properly elected pursuant to the Participant Contribution Election Form of the Participant.

5.3 Crediting of Excess Floor Company Contributions and Excess Non-Elective Company Contributions.

(A) Prior to January 1, 2013, Excess Floor Company Contributions shall be credited to a Participant's Excess Floor Company Contribution Account (which account is now known as the Excess Non-Elective Company Contribution Account). The amount of Excess Floor Company Contributions credited to such account for a particular Plan Year equals one half of one percent (0.5%) of the Eligible Compensation properly taken into account for purposes of determining the Participant's Participant Contributions. Excess Floor Company Contributions are only credited after a Participant completes six months of service with the Company.
(B) Excess Non-Elective Company Contributions are eliminated for a Participant’s Eligible Compensation for pay dates occurring on or after January 1, 2014. Effective from January 1, 2013 to December 31, 2013, Excess Non-Elective Company Contributions shall be credited to a Participant's Excess Non-Elective Company Contributions Account. The amount of such contributions shall equal two percent (2%) of the Participant’s Eligible Compensation that exceeds the Statutory Compensation Limit. Excess Non-Elective Company Contributions shall only be credited after a Participant completes ninety (90) days of service with the Company (as determined under the Qualified Plan). Excess Non-Elective Company Contributions shall be credited regardless of whether or not the Participant is contributing any Participant Contributions to the Plan. Notwithstanding the foregoing, Excess Non-Elective Company Contributions shall be credited to an Excess Non-Elective Company Contribution Account for those Members, as designated by the Plan Administrator, who were not timely notified of their eligibility to participate in the Plan for the 2013 Plan Year, equal to eight percent (8%) of the Member’s 2013 Eligible Compensation that exceeds the 2013 Statutory Compensation Limit; each of those Members shall be a Participant in the Plan despite the Member not contributing any Participant Contributions to the Plan in 2013.

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5.4 Crediting of Excess Matching Company Contributions.
(A) Prior to January 1, 2013, the amount of Excess Matching Company Contributions credited to a Participant's Excess Matching Company Contributions Account for a particular Plan Year equals fifty percent (50%) of the Participant's Participant Contributions for the applicable Plan Year. Excess Matching Company Contributions are only credited after a Participant completes six months of service with the Company.

(B) On or after January 1, 2013, the amount of Excess Matching Company Contributions credited to a Participant's Excess Matching Company Contributions Account for a particular Plan Year shall be equal to 100 percent (100%) of the Participant's Participant Contributions for the applicable Plan Year. Excess Matching Company Contributions shall only be credited after a Participant completes ninety (90) days of service with the Company (as determined under the Qualified Plan).

5.5 Crediting and/or Debiting of Investment Experience. A Participant's Accounts shall be credited and/or debited, as the case may be, with an amount equal to the hypothetical net investment gain or loss that such Participant would have realized if the portion of his or her Account properly elected to be allocated or deemed to be allocated to a particular Hypothetical Investment Fund pursuant to Article IV were actually invested in such Hypothetical Investment Fund. Such gain or loss shall be credited or debited as of the same date that gains or losses are credited or debited to the corresponding funds under the Qualified Plan.

5.6 Debiting of Distributions. Amounts distributed from a Participant's Accounts pursuant to the Plan shall be debited therefrom as of the date of distribution of such amounts.

5.7 Vesting of Amounts Credited to Accounts. The amounts credited to the Accounts of a Participant hereunder shall be fully vested at all times.

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ARTICLE VI
DISTRIBUTIONS FROM PARTICIPANT ACCOUNTS

6.1 Distribution to Fiduciary. If the Plan Administrator determines that any person to whom any amount is otherwise distributable hereunder is unable to care for his or her affairs, such amount (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be distributed to any person determined by the Plan Administrator to have fiduciary responsibility for such person otherwise entitled to such amount, in such manner and proportions as the Plan Administrator may deem appropriate. Any such distribution shall constitute a complete discharge of any obligation of the Company to such person under the Plan.

6.2 Distribution Upon Termination of Employment. Within 90 days of the first day of the second month following the month in which a Participant’s separation from service occurs, the Company shall distribute to the Participant a single lump sum cash payment equal to the total amount credited to the Participant's Account. For purposes of the Plan, a Participant separates from service when the Participant either stops working, or when the level of services provided – whether as an employee or as an independent contractor – permanently decreases to no more than 20% of the average level of services provided during the prior 36 months. Separation from service shall be determined in accordance with policies or practices that the Company shall adopt in accordance with, or as otherwise determined pursuant to, Section 409A of the Code and the regulations and guidance promulgated thereunder.

If a Participant is a “specified employee” as determined under the practices and policies of the Company as established in accordance with Section 409A of the Code, then distribution to the Participant shall be made in a single lump sum cash payment six months after the date the Participant separates from service.

6.3 Distribution in the Event of Death. Notwithstanding anything herein to the contrary, in the event of a Participant's death, the entire amount credited to the Participant's Account shall be distributed in a single lump sum cash payment within 90 days following the date of death to the Beneficiary(ies), if any, properly designated by the Participant by the date and in the manner required by the Plan Administrator.

6.4 Distribution in the Event of a Termination of the Plan. In the event of a termination of the Plan, the entire amount credited to a Participant's Accounts shall be distributed to the Participant in a single lump sum cash payment in accordance with Section 409A of the Code and the regulations and guidance promulgated thereunder.

6.5 Distribution Upon Occurrence of a Change of Control. Upon the occurrence of a Change of Control that also constitutes a “change in control” as defined in the regulations promulgated under Section 409A of the Code, all Participants shall be paid single lump sum cash payments equal to the entire amount credited to their respective Accounts, such payments to be made within 90 days following the date of such Change of Control. For purposes of determining the value of the entire amount credited to a Participant's Account under the preceding sentence, any amount in the Participant's Accounts that is allocated to the Hypothetical Investment Fund corresponding to the

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Qualified Plan fund principally invested in The Hartford stock shall be valued based on the Formula Price for stock of The Hartford. In the event of the death of a Participant before receiving payment required by this Section 6.5, such payment shall immediately be made to the Participant’s Beneficiary.

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ARTICLE VII
MISCELLANEOUS

7.1 Unfunded and Unsecured Plan. The Plan shall be unfunded and unsecured for tax purposes and for purposes of ERISA. The Company shall have no obligation to fund its liabilities, if any, under the Plan. Nothing in the Plan and no action taken by the Company or its agents hereunder shall be construed to create a trust of any kind, or a fiduciary relationship between the Company and any other person or entity. All funds or other assets received or held by the Company pursuant to or in connection with the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts from its general assets. No Participant or any other person or entity shall have any claim against the Company or its assets other than as an unsecured and unsubordinated general creditor of the Company. Without limiting the generality of the foregoing, a Participant's claim hereunder shall at any time be solely for the amount then credited to the Participant's Accounts. Notwithstanding the foregoing, the Company may establish a grantor trust or purchase securities or take any other action deemed appropriate to assist the Company in meeting its obligations under the Plan, provided, however, that in no event shall any person or entity have any right to or interest in such trust or property by reason of the Plan.

7.2 Absence of Representations. The Plan shall not be construed to provide any representation or guarantee by the Company that any particular income or other tax consequence will result from a Participant's participation in the Plan. Each Participant shall be deemed to have consulted with his or her professional tax advisor to determine the tax consequences of participation hereunder. The Plan shall not be construed to provide any representation or guarantee by the Company that any particular amount of a Participant's Accounts allocated to any of the Hypothetical Investment Funds hereunder will result in any particular investment experience related thereto, and the Company shall in no event be required to pay any amount to any person or entity on account of any loss suffered by reason of the operation of the Plan.

7.3 Tax Withholding. The Plan Administrator shall have the right to make such provisions as deemed appropriate in its sole discretion to satisfy any obligation of the Company to withhold federal, state or local income or other taxes incurred by reason of the operation of the Plan or benefits provided under the Plan, including but not limited to at any time (i) requiring a Participant to submit payment to the Company for such taxes before paying benefits under the Plan or making settlement of any amount due under the Plan, (ii) withholding such taxes from wages or other amounts due to a Participant before paying benefits under the Plan or making settlement of any amount due under the Plan, (iii) making settlement of any amount due under the Plan part in shares of common stock of The Hartford and part in cash to facilitate satisfaction of such withholding obligations, or (iv) receiving shares of common stock of the Hartford already owned by a Participant or withholding such shares otherwise due to a Participant in an amount determined necessary to satisfy such withholding obligations.
7.4 Effect of Plan. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation the Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

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7.5 Use of Funds. All funds received or held by the Company pursuant to the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such funds from its general assets.

7.6 No Employment Rights. The Plan shall not, directly or indirectly, create in any Participant any right with respect to continuation of employment with the Company or to the receipt of any Eligible Compensation or other compensation. The Plan shall not interfere in any way with the rights of the Company to terminate, or otherwise modify, the employment of any Participant or its compensation policies at any time.

7.7 Rights Not Transferable. The rights of a Participant under the Plan shall not be sold, exchanged, transferred (including an involuntary transfer incident to a divorce), pledged, hypothecated or otherwise disposed of, other than (A) by will, or (B) by the laws of descent or distribution, provided that the rights of any transferee of a Participant shall not be greater than the rights of the Participant hereunder. The foregoing restriction shall be in addition to any restrictions imposed by applicable law on a Participant's ability to dispose of any rights under the Plan.

7.8 Transfers.

(A) Tranfer to New Employer. Notwithstanding provisions herein to the contrary, to the extent consistent with Section 409A of the Code and the regulations and guidance promulgated thereunder, in the event that the Company (i) sells or causes the sale of the stock or assets of any company in the controlled group of the Company to a third party, or (ii) causes the distribution to the holders of shares of the Company's common stock all of the outstanding shares of common stock of a subsidiary or subsidiaries of the Company, and as a result of such sale or distribution any particular Participant is no longer eligible to participate hereunder, the liabilities with respect to the benefits accrued by such Participant under the Plan shall, at the discretion and direction of the Company (and approval by the new employer), be transferred to a similar plan of such new employer and become a liability thereunder. Upon such transfer (and acceptance thereof) the liabilities for such transferred benefits shall become the obligation of the new employer and the liability under this Plan for such benefits shall cease.

(B) Transfer from Former Employer. Notwithstanding provisions herein to the contrary, at the discretion and direction of the Company, liabilities with respect to benefits accrued by a Participant under a plan maintained by such Participant's former employer may be transferred to this Plan and upon such transfer such liabilities shall become liabilities hereunder.
7.9 Claims Procedure.

(A) Submission of Claims. Claims for benefits hereunder shall be submitted in writing to the Plan Administrator or to such other person as may be designated by the Plan Administrator.

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(B) Denial of Claim. If any claim for benefits hereunder is wholly or partially denied, the claimant shall be given written notice of such denial within the time and in the manner required for claim denials under the Qualified Plan.

(C) Claim Review Procedure. Any person whose claim for benefits hereunder is denied shall be entitled to a review of such denial, and such review shall be conducted in the same manner and in accordance with the same procedures that apply for review of claims under the Qualified Plan.

(D) Exhaustion of Remedy. No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal for a claim for benefits under the Plan until such claimant has first exhausted the procedures set forth in this Section.

7.10 Administration.

(A) Administration by Committees. Except as otherwise delegated to the Plan Administrator pursuant to this Section or otherwise, the Pension Administration Committee shall have the same administrative powers, responsibilities, and liability hereunder as are described herein or in the Qualified Plan. Notwithstanding the foregoing, the responsibilities and liabilities imposed on the Pension Administration Committee under the Qualified Plan as a result of such Qualified Plan being a plan qualifying for special tax treatment under Sections 401(a) and 401(k) of the Code and/or as a result of such Qualified Plan being an ERISA Plan shall in no event be imposed under this Plan. Except as otherwise delegated to the Plan Administrator pursuant to this Section or otherwise, the Excess Plan Committee shall have the administrative powers, responsibilities and limitations on liability under the Plan as are described in the resolution of the Board of Directors of The Hartford pursuant to which such Committee was created.

(B) Administration by Plan Administrator. Except as otherwise provided in the Plan, required by applicable law, or determined by the Pension Administration Committee, (i) the Plan Administrator shall be responsible for the performance of such administrative duties under the Plan not otherwise reserved hereunder to the Pension Administration Committee or the Excess Plan Committee, (ii) the Plan Administrator shall have full authority to administer and interpret the Plan in any manner it deems appropriate in its sole discretion, and (iii) the determinations shall be binding on and conclusive as to all parties.

7.11 Administrative Expenses. The Company shall pay for all administrative expenses related to the operation of the Plan, except as otherwise determined by the Pension Administration Committee.

7.12 Amendments to the Plan. The Board of Directors of Hartford Fire reserves the right to modify or amend the Plan at any time, provided that the Company’s Executive Vice President, Human Resources shall be entitled at any time to make modifications or amendments to the Plan that do not involve a material cost to the Company. Notwithstanding the foregoing, no modification

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or amendment shall be made to Section 6.5 hereof, and no modification or amendment shall adversely affect the right of any Participant to receive the benefits accrued as of the date of such modification or amendment. Notwithstanding anything in this Plan to the contrary, the Plan shall not be amended or modified during the period in which a Change of Control is threatened. For purposes of the preceding sentence, a Change of Control shall be deemed to be threatened for the same period that any Change of Control is deemed to be threatened for purposes of the Incentive Stock Plan. Further, notwithstanding anything in this Plan to the contrary, no amendment or modification following a Change of Control shall adversely impair or reduce the rights of any person with respect to benefits previously accrued hereunder without the consent of such person. Notwithstanding the above restrictions, the Company’s Executive Vice President, Human Resources may amend the Plan at any time in such manner as such officer deems necessary or advisable, in his or her reasonable judgment, to comply with a change in law or to avoid any payments hereunder being subject to an additional tax under Section 409A of the Code.

7.13 Suspension or Termination of Plan. The Plan is entirely voluntary on the part of Hartford Fire. The Board of Directors of Hartford Fire reserves the right at any time to suspend, reduce or partially or completely discontinue Company contributions hereunder, or, to the extent consistent with Section 409A of the Code and the regulations and guidance promulgated thereunder, terminate the Plan, provided, however, that no suspension, reduction, discontinuance or termination shall be effective retroactively or shall adversely affect the right of any Participant to receive the benefits accrued as of the date thereof. As of the effective date of any suspension, reduction, discontinuance or termination of the Plan, no further Company contributions shall be made on behalf of any Participant, or in the case of a reduction, reduced contributions shall be made to the extent determined appropriate by the Company’s Executive Vice President, Human Resources. Each Participant's Account shall continue to be credited with investment experience pursuant to Section 5.5 until all amounts in such Account are distributed in accordance with the terms of the Plan. Notwithstanding anything in this Plan to the contrary, contributions under the Plan shall not be suspended, reduced or partially or completely discontinued and the Plan shall not be suspended, reduced, discontinued or terminated during the period in which a Change of Control is threatened. For purposes of the preceding sentence, a Change of Control shall be deemed to be threatened for the same period that any Change of Control is deemed to be threatened for purposes of the Incentive Stock Plan. Further, notwithstanding anything in this Plan to the contrary, no suspension, reduction, partial or full discontinuance of contributions, or other suspension, reduction, discontinuation or termination following a Change of Control shall adversely impair or reduce the rights of any person with respect to benefits previously accrued hereunder without the consent of such person.

7.14 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such invalid or unenforceable provisions had not been included herein.

7.15 Effect of Plan. The provisions of the Plan shall be binding upon all successors and assigns of a Participant, including without limitation the Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the Participant.

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7.16 Governing Law. The laws of the State of Connecticut shall govern all matters relating to the Plan, except to the extent such laws are superseded by the laws of the United States.

7.17 Effective Date. The original Effective Date of this Plan is December 19, 1995.

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